EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Liberty Media Corporation:

We consent to the incorporation by reference in the registration statement on Form S-8 regarding the Liberty Media 401(k) Savings Plan, of our reports, dated March 7, 2006, with respect to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting.

KPMG LLP

Denver, Colorado

May 11, 2006